Exhibit 99.1

Coffee Holding Co., Inc. Reports Three and Six Months Ended April 30, 2021

STATEN ISLAND, New York –June 14, 2021. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the three months and six months ended April 30, 2021:

Net Sales. Net sales totaled $14,468,558 for the three months ended April 30, 2021, a decrease of $5,627,318, or 28%, from $20,095,876 for the three months ended April 30, 2020. Net sales totaled $32,602,395 for the six months ended April 30, 2021, a decrease of $6,778,982, or 17.2%, from $39,381,377 for the six months ended April 30, 2020. The decrease in net sales was due to multiple factors, including the continued loss of sales of packed coffee to the Company’s customers who have not fully re-opened due to COVID-19 restrictions. The decreases in net sales were slightly offset by gains in sales to new private label accounts as well as an increase in sales of the Company’s flagship Café Caribe brand.

Cost of Sales. Cost of sales for the three months ended April 30, 2021 was $10,699,090, or 74% of net sales, as compared to $15,589,450, or 77.6% of net sales, for the three months April 30, 2020. Cost of sales for the six months ended April 30, 2021 was $24,353,356, or 74.7% of net sales, as compared to $31,760,285, or 80.6% of net sales, for the six months April 30, 2020. The decrease in cost of sales was due to the Company’s decreased sales partially offset by higher packaging costs due to increases in materials, most notably steel for the Company’s cans.

Gross Profit. Gross profit for the three months ended April 30, 2021 amounted to $3,769,468 or 26% of net sales, as compared to $4,506,426 or 22.4% of net sales, for the three months ended April 30, 2020. Gross profit for the six months ended April 30, 2021 amounted to $8,249,039 or 25.3% of net sales, as compared to $7,621,092 or 19.4% of net sales, for the six months ended April 30, 2020. The increase in gross profit percentage was attributable to increased margins on the Company’s roasted and branded products partially due to the movement of lower cost green coffee inventory built up in previous quarters, partially offset by higher packaging costs due to increases in materials, most notably steel for the Company’s cans.

Operating Expenses. Total operating expenses decreased by $297,553 to $3,315,324 for the three months ended April 30, 2021 from $3,612,877 for the three months ended April 30, 2020. Total operating expenses decreased by $659,328 to $6,628,514 for the six months ended April 30, 2021 from $7,287,842 for the six months ended April 30, 2020. The Company’s efforts to control costs through the elimination of redundancy in its operations and the elimination of certain unnecessary variable costs were the primary reasons for this decrease. These efforts were partially offset by the increase in the Company’s freight costs as the cost of truckload deliveries to our largest wholesale customers was up approximately 20% year over year.

Net (Loss) Income. The Company had net income of $357,044 or $0.06 per share basic and diluted, for the three months ended April 30, 2021 compared to net income of $498,518, or $0.09 per share basic and diluted for the three months ended April 30, 2020. The Company had net income of $1,034,355 or $0.18 per share basic and diluted, for the six months ended April 30, 2021 compared to net loss of $101,330, or $0.02 per share basic and diluted for the six months ended April 30, 2020. The increase in net income was due primarily to the reasons described above.

“Despite a 28% decline in sales for the three months ended April 30, 2021 compared to the same period last year, we still earned $0.06 a share, as our gross margins continue to improve through a combination of higher selling prices on green coffee sales and lower operating costs,” stated Andrew Gordon, Chief Executive Officer of Coffee Holding Co. “Sales were negatively impacted by a $5.2 million decline in sales of packed coffee beans compared to last year to customers who have not fully reopened due to continued Covid-19 restrictions in many states where a large percentage of our business is concentrated. In addition, we were not the beneficiary of the same boost in supermarket sales witnessed last year during the March and April months of the pandemic. Because there was no inventory buildup by supermarkets during 2021 as there was in 2020, production at our largest roasting facility in Colorado was down by 50% compared to last year,” continued Mr. Gordon. “We did see increased volumes from our new private label customers and our flagship brand Café Caribe Latin espresso, which helped mitigate the revenue decline predominately due to decreased sales in our packed coffee division.

“However, we now believe that with most states fully reopening, we should begin to see an increase in sales volumes compared to last year, as we have acquired new customers during the last twelve months along with our long term customers normalizing their buying activities,” said Mr. Gordon.

“Adjusted EBITDA for the quarter was $861,900, or $0.15 cents per share for the three months ended April 30, 2021. Our interest expenses for the quarter was $16,839, as we have essentially paid down our entire line of credit for the first time in company history as operations continue to generate positive free cash flow.

“I believe our results for the quarter were positive despite a few headwinds,” continued Mr. Gordon. “Sales of green coffee beans remained under pressure for the reasons previously mentioned. Also, freight rates have increased by as much as 58% to several of our largest accounts and cannot yet be offset by price increases (to these accounts) having the net effect of negatively impacting operating results. In addition, inflationary pressures have impacted our packing costs, and we have seen an increase in both the costs of our steel for our cans and fiber for our corrugated. At the moment, we have had to absorb these cost increases, but we believe as other major players in the coffee industry begin to increase prices to supermarkets, we will be able to do so as well, offsetting these increased costs. Finally, our Generations LLC subsidiary continues to be a drag on our profitability as they have been slow to convert the Steep N Brew operations in Madison, Wisconsin and consolidate all the production in Cleveland, Ohio, which has resulted in an increase in costs for the quarter resulting in a loss in this division.

“Lastly, at the end of the quarter, our CBD partnership with The Jorde Well LLC began shipping complimentary pilot run samples of CBD infused single serve cups of both our Harmony Bay and Café Caribe brands to prospective customers. The feedback on these samples has been positive with most customers commenting on the incredibly smooth taste of the coffee without any aftertaste or noticeable change in the flavor profile due to the infusion of the CBD oil. Subsequently, we launched our direct to consumer (DTC) E-commerce website, www.thejordewell.com, to begin selling our products online. We are currently planning our official initial launch of our CBD infused brands during our third fiscal quarter of 2021. We have identified at least 27 states, that subject to certain restrictions, will allow sales of CBD beverage products as we prepare our go-to-market strategy for our CBD infused brands,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the revenue growth and the Company’s outlook on the launch of CBD-infused coffee and functional beverages. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2021	October 31, 2020
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$3,528,137	$2,875,120
Accounts receivable, net of allowances of $144,000 for 2021 and 2020	6,699,429	7,408,905
Inventories	15,166,997	17,102,993
Prepaid expenses and other current assets	663,423	490,246
Due from broker	107,083	-
Prepaid and refundable income taxes	53,621	145,305
TOTAL CURRENT ASSETS	26,218,690	28,022,569

Machinery and equipment, at cost, net of accumulated depreciation of $7,916,941 and $7,610,864 for 2021 and 2020, respectively	2,488,686	2,197,319
Customer list and relationships, net of accumulated amortization of $215,755 and $194,379 for 2021 and 2020, respectively	469,245	490,621
Trademarks and tradenames	1,488,000	1,488,000
Non-compete, net of accumulated amortization of $59,400 and $49,500 for 2021 and 2020, respectively	39,600	49,500
Goodwill	2,488,785	2,488,785
Equity method investments	557,489	561,405
Deferred income tax asset	714,076	782,175
Right of Use Asset	1,954,072	2,114,228
Deposits and other assets	416,476	285,548
TOTAL ASSETS	$36,835,119	$38,480,150

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,006,972	$3,036,097
Lease liability – current portion	500,804	484,163
Note payable – current portion	2,568	5,075
Due to broker	-	452,325
Income taxes payable	260,982	5,371
TOTAL CURRENT LIABILITIES	4,771,326	3,983,031

Deferred income tax liabilities	969,032	882,582
Line of credit	2,500	3,796,822
Lease liability	1,580,684	1,780,306
Note payable – long term	17,292	17,292
Deferred compensation payable	307,476	276,548
TOTAL LIABILITIES	7,648,310	10,736,581
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,633,930 shares issued for 2021 and 2020; 5,708,599 shares outstanding for 2021 and 2020	6,634	6,634
Additional paid-in capital	18,309,261	17,929,724
Retained earnings	14,250,224	13,215,868
Less: Treasury stock, 925,331 common shares, at cost for 2021 and 2020	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. Stockholders’ Equity	27,932,559	26,518,666
Non-controlling interest	1,254,250	1,224,903
TOTAL EQUITY	29,186,809	27,743,569
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,835,119	$38,480,150

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX AND THREE MONTHS ENDED APRIL 30, 2021 AND 2020

(Unaudited)

	Six Months Ended April 30,		Three Months Ended April 30,
	2021	2020	2021	2020
NET SALES	$32,602,395	$39,381,377	$14,468,558	$20,095,876

COST OF SALES	24,353,356	31,760,285	10,699,090	15,589,450

GROSS PROFIT	8,249,039	7,621,092	3,769,468	4,506,426

OPERATING EXPENSES:
Selling and administrative	6,321,651	6,960,438	3,161,686	3,455,723
Officers’ salaries	306,863	327,404	153,638	157,154
TOTAL	6,628,514	7,287,842	3,315,324	3,612,877

INCOME FROM OPERATIONS	1,620,525	333,250	454,144	893,549

OTHER INCOME (EXPENSE)
Interest income	929	2,696	519	1,952
Loss from equity method investment	(3,915)	(2,991)	(1,317)	(1,680)
Interest expense	(43,507)	(105,459)	(16,839)	(49,725)
TOTAL	(46,493)	(105,754)	(17,637)	(49,453)

INCOME BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	1,574,032	227,496	436,507	844,096

Provision for income taxes	510,329	89,351	129,086	154,767

NET INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	1,063,703	138,145	307,421	689,329
Less: Net (income) loss attributable to the non-controlling interest	(29,348)	(239,475)	49,623	(190,811)

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$1,034,355	$(101,330)	$357,044	$498,518

Basic and diluted earnings (loss) per share	$.18	$(.02)	$.06	$.09

Weighted average common shares outstanding:
Basic and diluted	5,708,599	5,569,349	5,708,599	5,569,349

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED APRIL 30, 2021 AND 2020

(Unaudited)

	2021	2020
OPERATING ACTIVITIES:

Net income	$1,063,703	$138,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	337,353	378,934
Stock-based compensation	379,537	488,940
Unrealized (gain) loss on commodities	(559,408)	318,936
Loss on equity method investments	3,915	2,991
Amortization of right of use asset	226,155	215,335
Deferred income taxes	154,550	(91,802)
Changes in operating assets and liabilities:
Accounts receivable	709,476	171,461
Inventories	1,935,996	474,443
Prepaid expenses and other current assets	(173,177)	71,148
Prepaid and refundable income taxes	91,684	163,258
Accounts payable and accrued expenses	970,875	343,330
Deposits and other assets	(100,000)	-
Change in lease liability	(248,980)	(236,607)
Income taxes payable	255,611	217
Net cash provided by operating activities	5,047,290	2,438,729

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(597,444)	(132,967)
Net cash used in investing activities	(597,444)	(132,967)

FINANCING ACTIVITIES:
Advances under bank line of credit	15,563	641,132
Principal payments on note payable	(2,507)	(1,994)
Principal payments under bank line of credit	(3,809,885)	(2,700,000)
Net cash used in financing activities	(3,796,829)	(2,060,862)

NET INCREASE IN CASH	653,017	244,900

CASH, BEGINNING OF PERIOD	2,875,120	2,402,556

CASH, END OF PERIOD	$3,528,137	$2,647,456

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED APRIL 30, 2021 AND 2020

(Unaudited)

	2021	2020
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$54,943	$113,647
Income taxes paid	$8,485	$17,678

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Initial recognition of operating lease right of use asset	$65,999	$2,512,022
Initial recognition of operating lease liabilities	$65,999	$2,705,484

Machinery and equipment acquired through financing	$-	$26,807

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

To supplement Coffee Holding’s consolidated financial statements presented in accordance with U.S. GAAP, Coffee Holding uses a non-GAAP measure, Earnings Before Interest, Income taxes (benefits), Depreciation and Amortization adjusted for stock compensation expense (adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Coffee Holding’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

4/30/21

Net Income	357,044

Depreciation & Amortization	169,162

Interest	16,839

Tax	129,086

Stock compensation	189,769

Adjusted EBITDA	861,900